NOTIFICATION OF DISPOSITION OF COLLATERAL BY SECURED PARTY

To: The Parties Identified on Schedule A hereto

From the Secured Party:

Valens US SPV I, LLC
Calliope Capital Corporation
ACIS Production Corp.
c/o LV Administrative Services, Inc.
335 Madison Avenue, 10th Floor
New York, New York 10017
Attention: Scott Bluestein
Telephone No.: 212-541-5800
E-mail: sbluestein@laurusfunds.com

Name of Debtor: Osiris Corporation (f/k/a Thomas Equipment, Inc.)
14707 California Street, Suite 5
Omaha, Nebraska 68154

We will sell in public the assets of Osiris Corporation consisting of all of the capital stock of (i) Pneutech - Rousseau Inc., a corporation amalgamated under the laws of Canada (resulting from the amalgamation of Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited), and (ii) Thomas Equipment Inc., a corporation organized under the laws of Canada (formerly known as Thomas Equipment 2004 Inc.) (the "Public Sale"), as follows:

Day and Date: Wednesday, May 27, 2009

Time: 10:00 a.m. EST
Place: Loeb & Loeb LLP
345 Park Avenue, 18th Floor
New York, New York, 10154

We reserve the right to postpone or renotice the time, date and/or place of, or cancel, the Public Sale at any time.

You are entitled to an accounting of the unpaid indebtedness secured by the property that we intend to sell for a charge of $100. You may request an accounting or more information by contacting the Secured Party in accordance with the contact information set forth above.

Dated: May 7, 2009

LV Administrative Services, Inc., as administrative agent for the Secured Party

By:____________________
Name: Scott Bluestein
Title: Authorized Signatory

SCHEDULE A

1.	GBC Funding, LLC 152 West 57th Street, 60th Floor New York, New York 10019
2.	Thomas Ventures, Inc. 14707 California Street, Suite 5 Omaha, Nebraska 68154
3.	Pneutech - Rousseau Inc. 1475 32e Avenue Lachine, Quebec H8T 3J1 Canada
4.	Thomas Equipment Inc. 29 Hawkins Road Centreville, New Brunswick E7K 3G4 Canada
5.	Thomas Equipment Asia Co. 14707 California Street, Suite 5 Omaha, Nebraska 68154
6.	Samsung Industry Co. Ltd. 264-3, Hakjang-dong, Sasang-gu Busan, South Korea